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                                                                    Exhibit 10.6

                             EMPLOYMENT AGREEMENT
                             --------------------

     This EMPLOYMENT AGREEMENT (this "Agreement"), is dated as of the 15/th/ day of August, 1999, between JEFF HONEYCOMB, an individual with an address of 6 Antler Pine Road, Sandy Hook, CT 06482 (the "Employee"), and RIGHT NOW TECHNOLOGIES, INC., a Montana corporation with an address of 111 South Grand, Bozeman, MT 59715 (the "Company").

     WHEREAS, the Company wishes to employ the Employee as President and Chief Operating Officer, and the Employee desires to accept such employment upon the terms and conditions stated herein;

     NOW, THEREFORE, in consideration of the promises and of the covenants and agreements set forth herein, the parties hereby agree as follows:

     1.   Employment and Duties.  The Company hereby agrees to employ the
          ---------------------
Employee, and the Employee accepts employment, upon the terms and conditions set forth in the Agreement and the job description attached hereto as Exhibit A for the position of President and Chief Operating Officer. During the term of his employment, the Employee shall diligently and faithfully serve the Company in such capacity. He shall devote his best effort and entire business time, services and attention to the advancement of the Company's business and interest and shall comply with the policies, programs and directions of the Company's Board of Directors and the Chairman.

     2.   Compensation.  In consideration of the services rendered by the
          ------------
Employee, the Company agrees to compensate him as follows:

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     (a) The Company shall pay to the Employee an annual base salary of $100,000 payable in equal installments on the 15/th/ and last day of every month.

     (b) The Employee shall, after sixty (60) days of employment, be entitled to benefits comparable to the benefits afforded by the Company to other salaried employees, including vacation and sick leave and coverage under any health, accident, hospitalization, disability, retirement and life insurance plans, programs or policies maintained by the Company.

     (c) The Employee shall be entitled to reimbursement, in accordance with Company policy, for all reasonable, ordinary and necessary out-of-pocket expenses which he incurs on behalf of the Company in the course of performing his duties hereunder, subject to furnishing appropriate documentation of such expenses in form and substance satisfactory to the Company. The Employee shall be reimbursed for up to $7,000 in moving expenses following the submission of receipts for same.

     (d) The Employee shall be entitled to an Incentive Bonus (IB) of $25,000 per quarter, commencing with the quarter ended September 30, 1999. The IB will be based on quarterly goals related to revenue and profit. The IB will be paid quarterly on the 15/th/ of the month following the end of each quarter.

     (e) The Employee shall receive options to purchase 1,100,000 shares of the Company's common stock at an option price of $.30 per share. Following the pending stock split, the Employee shall have 2,200,000 options at an option price of $.30 each.

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The options will vest in accordance with the terms of an option agreement, the form of which is attached as Exhibit C to this Agreement.

     3.   Term.  Unless terminated at an earlier date in accordance with Section
          ----
6 of the Agreement, this Agreement shall commence on the date first above written for the period of one (1) year and shall be renewed automatically thereafter for two successive one (1) year periods, unless either party gives written notice to the other of its intention to allow this Agreement to expire at least thirty (30) days prior to the expiration date of the original term or any other of the two renewal terms.

     4.   Employee's Covenants.
          --------------------

     (a) During the term of his employment and for a period of one (1) year thereafter, the Employee shall not, directly or indirectly, on his own behalf or on behalf of others: (i) become involved as an employee, consultant, partner, owner or in any other capacity, in any business which involves the marketing, sale or distribution of web customer service software products and which competes with the product lines in the marketing areas targeted by the Company;
(ii) solicit any person employed by the Company at the time of termination of the Employee's employment or within the preceding or subsequent six-month period, to leave the employ of the Company or to render services to any business which competes with the business of the Company; or (iii) solicit business from any customers of the Company or persons or entitles providing services or supplying manufactured goods or equipment to the Company at the time of Employee's termination or within the preceding or subsequent six (6) month period. The Employee agrees that the restrictions and agreements contained in this Section 4(a) are reasonable and necessary to protect the legitimate interests of the Company

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and that any violation of this Section 4(a) will cause irreparable harm to the
Company that would not be quantifiable and for which no adequate remedy would exist at law and accordingly injunctive relief shall be available for any violation of this Section 4(a). If the duration or geographical extent of, or business activities covered by this Section 4(a) are in excess of what is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, geographical extent or activities that are valid and enforceable. The Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceed its express terms) possible under applicable law.

     (b) The Employee acknowledges that some of the information which he will acquire in the course of his employment with the Company concerning the Company policies, business methods, products, systems advertiser lists, marketing programs, ideas, plans concerning business or program development, and other such matters is valuable proprietary information and may constitute trade secrets of the Company. Therefore, the Employee agrees that he shall take all reasonable and necessary steps during the term of his employment and thereafter to safeguard such information, and he shall not disclose the same to any person or firm, except as necessary in the course of performing his duties on behalf of the Company. Further, upon termination of his employment hereunder, the Employee agrees that he will deliver to the Company any and all records, files, lists or other documents containing information within the scope of the foregoing description.

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     (c)  During the term of this Agreement, the Employee will promptly reveal to the management of the Company all matters pertaining to staff, members, services, clients and prospective customers or suppliers coming to his attention regarding the operation or administration of the Company or the conduct of its affairs.

     5.   Cause for Termination of Employment.  The following constitute the
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sole grounds on which the Employee's employment hereunder may be terminated by the Company for cause prior to the expiration of the initial term set forth in
Section 3 or any extension thereof:

     (a) Habitual intemperance or addiction to a narcotic, the use of which constitutes criminal conduct under federal and state laws;

     (b) Disclosure of any confidential information concerning the Company, its computer programs, or any of the Company's customers or suppliers to any person, firm, group, corporation or any other entity, learned during the course of the Employee's employment;

     (c) Failure to disclose information regarding persons engaged in fraud or dishonesty or any unethical practice which the Employee has reason to know will result in damage to the reputation of the Company;

     (d) Consistent refusal or failure to perform duties assigned to the Employee by the Board of Directors or the CEO consistent with the nature of the Employee's position;

     (e) The Employee's refusal or, after appropriate request, failure to perform or comply with any term or condition of his employment required to be performed or complied with by him;

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     (f)  The conviction of the Employee of any criminal offense involving moral turpitude, fraud, embezzlement, or forgery; or

     (g)  Conduct reflecting on the integrity and reputation of the Company.

     6.   Termination of Employment.
          -------------------------

     (a) The Employee's employment hereunder shall continue until either party gives notice to the other party of its intention to terminate. Such notice shall be given at least thirty (30) days prior to the effective date of termination. Either party may terminate this Agreement for any reason whatsoever upon giving thirty (30) days notice prior to the effective date of termination.

     (b) Notwithstanding the foregoing, the Company may terminate the Employee's employment immediately, without giving notice, if the termination is for cause as provided in Section 5 of this Agreement.

     7.   Effect of Termination.
          ---------------------

     (a) Upon termination of the Employee's employment for any reason whatsoever, all rights and obligations of the parties under this Agreement shall cease, except that (i) the Employee shall be obligated to return to the Company all documents, notes, tapes or other records of contacts and other information concerning Company projects, (ii) the Employee shall continue to be bound by the covenants set forth in Section 4 hereof, and (iii) the Company shall be bound to pay the Employee accrued compensation to the date of termination, as provided in
Section 7(b) hereof.

     (b) In the event of the Employee's termination by the Company without cause, the Employee shall be paid, as severance, twelve (12) months' salary his options shall

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continue to vest as set forth in the option agreement attached as Exhibit C to this Agreement.

     8.   Remedies.  The Employee acknowledges that any breach by the Employee
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of the covenants set forth in Section 4 of this Agreement will result in irreparable harm to the Company, and the Employee agrees that the Company shall be entitled to seek equitable relief for any such breach, in addition to any other remedies to which it may be entitled, without the necessity of proving irreparable harm or the inadequacy of money damages.

     9.   Miscellaneous.
          -------------

     (a)  This Agreement may not be assigned by either party hereto.

     (b) In the event that any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be, and shall be deemed to be, modified so as to become valid and enforceable, and the remaining provisions of this Agreement shall not be affected.

     (c) Failure to insist upon strict compliance with any of the terms, promises or conditions of this Agreement shall not be deemed a waiver of such term, promise or condition, or any other term, promise or condition hereof, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of that right or power at any other time, or of any other right or power hereunder, unless so specifically stated in writing.

     (d) This Agreement cannot be amended, changed, modified, or discharged except by an agreement in writing signed by both the Company and the Employee.

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     (e)  Each of the parties agrees to execute all further instruments and documents and to take all further action as the other party may reasonably request in order to effectuate the terms and purposes of this Agreement.

     (f) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Montana.

     (g) Any and all notices, designations, consents, offers, acceptances, or other communications required to be provided hereunder shall be in writing and delivered, either personally or by courier, or sent by certified mail, to the parties at the addresses first set forth above or such other address as either party may request by notice hereafter, and shall be deemed given upon such delivery.

     (h) This Agreement, together with the exhibits attached hereto and hereby incorporated into this Agreement by reference, constitute the entire agreement of the parties with respect to such subject matter, whether written or oral. Without limiting the generality of the foregoing, the parties represent that no oral communication made prior to the execution of this Agreement shall in any way add to, delete from, change or modify the terms of this Agreement or their interpretation.

     (i) The captions at the beginning of the several articles and sections of this Agreement are not part of the terms and conditions of this Agreement but are only guides or labels to assist in locating and reading such articles and sections. They shall be given no effect in construing this Agreement.

     (j) Except as otherwise herein expressly provided, this Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and the Employee, his heirs, executors, administrators and legal representatives.

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                                    RIGHT NOW TECHNOLOGIES, INC.


/s/ Jeff Honeycomb                  /s/ Greg Gianforte
__________________________________  ----------------------------------
JEFF HONEYCOMB                      BY: Greg R. Gianforte
                                    ITS: CEO

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